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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Old Point Financial Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

March 21, 2008

Dear Fellow Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Old Point Financial Corporation, the holding company for The Old Point National Bank of Phoebus and Old Point Trust & Financial Services, N.A. The meeting will be held on Tuesday, April 22, 2008 at 6:00 p.m. at the The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Also enclosed is our 2007 Annual Report to Stockholders that will be reviewed at the Annual Meeting.

Please complete, sign, date, and return the enclosed proxy card or follow the instructions on your proxy card to vote by telephone or over the internet as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. If you decide to attend the Annual Meeting in person, you can revoke your proxy any time before it is voted at the Annual Meeting.

We appreciate your continuing loyalty and support of Old Point Financial Corporation.

Sincerely,

/s/ Robert F. Shuford
Robert F. Shuford
Chairman of the Board and President

OLD POINT FINANCIAL CORPORATION

1 West Mellen Street, P.O. Box 3392, Hampton, Virginia 23663

OLD POINT FINANCIAL CORPORATION

1 West Mellen Street

Hampton, Virginia 23663

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 22, 2008

The 2008 Annual Meeting of Stockholders of Old Point Financial Corporation (the “Company”) will be held at The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia, on Tuesday, April 22, 2008, at 6:00 p.m. for the following purposes:

1.	To elect 16 directors to the Board of Directors of the Company to serve until the 2009 Annual Meeting of Stockholders, as described in the Proxy Statement accompanying this notice.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on February 13, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Louis G. Morris
Louis G. Morris
Secretary to the Board

March 21, 2008

IMPORTANT NOTICE

Please complete, sign, date, and return the enclosed proxy card in the accompanying postage paid envelope or follow the instructions on your proxy card to vote by telephone or over the internet so that your shares will be represented at the meeting. Stockholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies are revoked. If you vote by internet or telephone, please do not mail your proxy card.

OLD POINT FINANCIAL CORPORATION

1 West Mellen Street

Hampton, Virginia 23663

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

To be held on April 22, 2008

General

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Old Point Financial Corporation (the “Company”) to be held Tuesday, April 22, 2008, at 6:00 p.m. at The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 21, 2008.

Voting and Revocation of Proxies

You may vote in person at the Annual Meeting or by proxy. You may vote your shares by proxy in one of the following ways: (1) use the toll-free number on your proxy card to submit your proxy via telephone; (2) visit the website shown on your proxy card to submit your proxy via the Internet; or (3) complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If your shares are held in “street name,” through a broker or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

You may change or revoke your proxy at any time before your shares are voted at the Annual Meeting, by any of the following methods: (1) submit a written notice of revocation to the Secretary of your Company by the close of business on April 21, 2008; (2) submit a completed proxy card bearing a later date than your original proxy card by the close of business on April 21, 2008; (3) use the toll-free number shown on your proxy card and follow the instructions to submit your proxy via telephone, by 6:00 p.m., Eastern time, April 22, 2008; (4) visit the website shown on your proxy card and follow the instructions to submit your proxy via the Internet, by 6:00 p.m., Eastern time, April 22, 2008; or (5) attend the Annual Meeting and request to vote in person.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Voting your shares via telephone or via the Internet, or sending in a proxy card will not affect your right to attend the Annual Meeting and to vote in person. “Street Name” stockholders who wish to vote in person at the Annual Meeting will need to present a proxy from the institution that holds their shares.

Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a stockholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to specify with respect to such proposals, the proxy will be voted FOR the election of the director nominees in proposal 1 set forth in the accompanying notice and further described herein.

Voting Rights of Stockholders

Only those stockholders of record at the close of business on February 13, 2008, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 4,907,567. The Company has no other class of stock outstanding. The presence of a majority of the shares entitled to be voted, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of Company common stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting, except that in the election of directors cumulative voting entitles a stockholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such stockholder or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The Board of Directors will instruct the proxies to use cumulative voting, if necessary, to elect all or as many of the nominees as possible. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Approval of any other matter requires an affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers that may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum, they are generally not counted for purposes of determining if a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that officers and regular employees of the Company, The Old Point National Bank of Phoebus (the “Bank”) and Old Point Trust & Financial Services, N.A. (the “Trust Company”) may make solicitations of proxies in person or by telephone or mail, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the share ownership as of February 13, 2008, of the stockholders known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s common stock, with the exception of Old Point Trust & Financial Services, N.A., which shows the share ownership as of January 31, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Old Point Trust & Financial Services, N.A. 11780 Jefferson Avenue, Suite D Newport News, Virginia 23606	1,008,936(2)	20.6%

James Reade Chisman 609 Washington Street Hampton, Virginia 23669	404,689(3)(4)	8.2%

Robert F. Shuford 1 West Mellen Street P.O. Box 3392 Hampton, Virginia 23663	628,811(3)(5)	12.8%

VuBay Foundation P.O. Box 3552 Hampton, Virginia 23663	319,552(6)	6.5%

Ann DeVenny Wallace 2636 South Lynn Street Arlington, Virginia 22202-2264	327,171(3)	6.7%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.
(2)	According to information provided to the Company by Old Point Trust & Financial Services, N.A. (the “Trust Company”), as of January 31, 2008, the Trust Company had sole voting power with respect to 629,509 of these shares, sole dispositive power with respect to 651,158 of these shares and shared dispositive power with respect to 24,725 of these shares, but as a matter of state law, the Trust Company must refrain from voting any of these shares unless a co-fiduciary is appointed for the sole purpose of voting the shares. The Trust Company has no voting power (sole or shared) with respect to 379,427 of these shares and has no dispositive power (sole or shared) with respect to 333,053 of these shares. The 1,008,936 shares are held by the Trust Company as trustee of various trust accounts, of which no single trust account holds more than 5% of the Company’s outstanding shares.
(3)	According to information provided to the Company by VuBay Foundation, James Reade Chisman, Robert F. Shuford and Ann DeVenny Wallace (the “VuBay information”), as of February 13, 2008, Mr. Chisman has sole voting and dispositive power with respect to 48,429 shares and shared voting and dispositive power with respect to 356,260 shares. Mr. Shuford has sole voting and dispositive power with respect to 167,528 shares and shared voting and dispositive power with respect to 461,283 shares. Ms. Wallace has sole voting and dispositive power with respect to 7,619 shares and shared voting and dispositive power with respect to 319,552 shares. Mr. Chisman, Mr. Shuford and Ms. Wallace each disclaim any beneficial interest in 319,552 of the shares that he or she may be deemed to beneficially own by virtue of his or her position as a director of VuBay Foundation, the holder of record of 319,552 shares. In their capacities as directors of VuBay Foundation, Mr. Chisman, Mr. Shuford and Ms. Wallace each share with the other two directors voting and dispositive power with respect to the shares held by VuBay Foundation.
(4)	See also footnotes 2 and 4 on page 5.
(5)	See also footnote 2 on page 5 and footnote 13 on page 6.
(6)	According to the VuBay information, as of February 13, 2008, VuBay Foundation has sole voting and sole dispositive power with respect to these 319,552 shares. VuBay Foundation’s decision with respect to a vote or disposition of these 319,552 shares is dictated by the majority vote of the three directors of VuBay Foundation, who share voting and dispositive power with respect to the shares owned by VuBay Foundation, as described in footnote 3 to this chart.

The following table shows, as of February 13, 2008, the beneficial ownership of the Company’s common stock by each director, director nominee, and certain executive officers, and by all directors, director nominees, and executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percent of Class
David L. Bernd	1,250	0.0%
James Reade Chisman	404,689(3)(4)	8.2%
Dr. Richard F. Clark	128,980(5)	2.6%
Russell Smith Evans, Jr.	12,718 (6)	0.3%
Dr. Arthur D. Greene	14,260 (7)	0.3%
Stephen D. Harris	30,510 (8)	0.6%
John Cabot Ishon	39,953 (9)	0.8%
Eugene M. Jordan	30,530(10)	0.6%
John B. Morgan, II	12,459(11)	0.3%
Louis G. Morris	63,972	1.3%
Robert L. Riddle	8,363	0.2%
Dr. H. Robert Schappert	175,136(12)	3.6%
Robert F. Shuford	628,811(3)(13)	12.8%
Ellen Clark Thacker	3,378 (14)	0.1%
Joseph R. Witt	250	0.0%
Melvin R. Zimm	4,019	0.1%
Laurie D. Grabow	8,167 (15)	0.2%
Margaret P. Causby	29,738(16)	0.6%
Eugene M. Jordan, II	20,482(17)	0.4%
All directors & executive officers as a group (21 persons)	1,321,167(18)	26.2%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.
(2)	Includes shares that may be acquired within sixty days of February 13, 2008 pursuant to the exercise of stock options granted under the 1989 and 1998 Old Point Stock Option Plans – Mr. Chisman, 1,250 shares; Dr. Clark, 6,875 shares; Mr. Evans, 6,875 shares; Dr. Greene, 6,875 shares; Mr. Harris, 6,875 shares; Mr. Ishon, 6,875 shares; Mr. Jordan, 1,250 shares; Mr. Morgan, 3,125 shares; Mr. Morris, 28,020 shares; Dr. Schappert, 3,125 shares; Mr. Shuford Sr., 25,687 shares; Mrs. Thacker, 1,250 shares; Mr. Zimm, 1,250 shares; Mrs. Causby, 17,187 shares; Mrs. Grabow, 5,581 shares; Mr. Jordan, II, 3,125 shares; and Mr. Shuford Jr., 5,937 shares.
(3)	See footnote 3 on page 3.
(4)	Includes 35,000 shares held by Mr. Chisman’s spouse, as to which Mr. Chisman shares voting and investment power through a power of attorney, 500 shares held by Mr. Chisman’s spouse in an IRA, as to which Mr. Chisman has no voting or investment power and 1,208 shares held by Mountain Eagle Co., of which Mr. Chisman is President and has shared voting and investment power.
(5)	Includes 375 shares held by Dr. Clark’s spouse, as to which Dr. Clark has no voting or investment power, and 121,730 shares held by a trust for which he serves as trustee.
(6)	Includes 1,468 shares held by Mr. Evans’ spouse, as to which Mr. Evans has no voting or investment power.
(7)	Includes 2,752 shares as to which Dr. Greene has no voting power and 625 shares held by Dr. Greene as custodian.
(8)	Includes 891.7487 shares as to which Mr. Harris shares voting and investment power and 2,913 shares held in a trust by Mr. Harris’ mother, as to which Mr. Harris shares voting and investment power jointly with his brother as Successor Trustees of their mother’s trust. On February 19, 2008, this trust was distributed, giving Mr. Harris sole voting and investment power with respect to 1,457 of these shares, and no voting or investment power with respect to 1,456 of the shares.
(9)	Includes 7,500 shares as to which Mr. Ishon shares voting and investment power, and 4,962 shares held by Mr. Ishon’s spouse and 800.0703 shares held by Mr. Ishon’s dependent children, as to which Mr. Ishon has no voting or investment power. Also includes 1,600.1397 shares held by Mr. Ishon as custodian for his children under the Uniform Transfer to Minors Act.
(10)	Includes 28,980 shares held by a trust for which Mr. Jordan serves as trustee.
(11)	Includes 375 shares held by Mr. Morgan’s spouse, as to which Mr. Morgan has no voting or investment power, 4,500 shares held by a trust for which Mr. Morgan serves as trustee, and 4,458.7414 shares held by Morgan-Marrow Insurance, of which Mr. Morgan is President and as to which Mr. Morgan has shared voting and investment power.
(12)	Includes 2,925 shares as to which Dr. Schappert shares voting and investment power, and 726 shares held by Dr. Schappert’s spouse and 113,917 shares held by a trust for which Dr. Schappert’s spouse serves as trustee as to which Dr. Schappert has no voting or investment power. Also includes 54,262 shares held by a trust for which Dr. Schappert serves as trustee.

(13)	Includes 141,731 shares held by Mr. Shuford’s spouse, as to which Mr. Shuford shares voting and investment power and 23,856 shares that are pledged as collateral.
(14)	Includes 562 shares as to which Mrs. Thacker shares voting and investment power, and 846 shares as to which Mrs. Thacker has no voting power.
(15)	Includes 2,484.0101 shares as to which Mrs. Grabow shares voting and investment power.
(16)	Includes 12,551 shares as to which Mrs. Causby shares voting and investment power.
(17)	Includes 7,500 shares as to which Mr. Jordan II shares voting and investment power and 1,062 shares held by Mr. Jordan II’s spouse, as to which Mr. Jordan II has no voting or investment power. Also includes 1,455.5169 shares held by Mr. Jordan II as custodian for his children under the Uniform Transfer to Minors Act.
(18)	Includes 22,632 (0.5%) shares beneficially owned by Robert F. Shuford, Jr., Executive Vice President & Chief Operating Officer of the Bank, including 439.4313 shares held by Mr. Shuford Jr.’s spouse as custodian for their children under the Uniform Transfer to Minors Act as to which Mr. Shuford Jr. has no voting or investment power, and 1,500 shares that are pledged as collateral. Also includes 424.7315 (0.0%) shares beneficially owned by Melissa L. Burroughs, SVP/Chief Lending Officer of the Bank as to which Ms. Burroughs shares voting and investment power.

PROPOSAL ONE

ELECTION OF DIRECTORS

The sixteen persons named below, all of whom currently serve as directors of the Company, will be nominated to serve as directors until the 2009 Annual Meeting, or until their successors have been duly elected and have qualified. Upon the recommendation of Dr. Greene, Chairman of the Independent Directors, the Board of Directors appointed Mr. Bernd and Mr. Witt, effective December 11, 2007, to serve as directors until the 2008 Annual Meeting. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company’s Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company’s Board.

Name (Age)	Director Since (1)	Principal Occupation For Past Five Years
David L. Bernd (59)	2007	President & CEO Sentara Healthcare

James Reade Chisman (64)	2003	President, J. R. Chisman Development Company

Dr. Richard F. Clark (75)	1981	Pathologist (retired), Sentara Hampton General Hospital

Russell Smith Evans, Jr. (65)	1993	Assistant Treasurer and Corporate Fleet Manager Ferguson Enterprises, Inc.

Dr. Arthur D. Greene (63)	1994	Orthopaedic Surgeon – Retired Sentara Healthcare Administrator

Stephen D. Harris (66)	1988	Attorney-at-Law – Partner Geddy, Harris, Franck & Hickman, L.L.P.

John Cabot Ishon (61)	1989	President, Hampton Stationery

Eugene M. Jordan (84)	1964	Attorney-at-Law (retired)

John B. Morgan, II (61)	1994	President, Morgan-Marrow Insurance

Louis G. Morris (53)	2000	President & CEO, Old Point National Bank

Robert L. Riddle, CCIM (54)	2006	President, Riddle Associates, Inc.

Dr. H. Robert Schappert (69)	1996	Retired – President, Beechmont Veterinary Associates, Ltd.

Robert F. Shuford (70)	1965	Chairman of the Board, President & CEO, Old Point Financial Corporation; Chairman of the Board, Old Point National Bank

Ellen Clark Thacker (46)	2006	Former General Manager BFI Waste Services, L.L.C.

Joseph R. Witt (47)	2007	Treasurer – Ferguson Enterprises, Inc.

Melvin R. Zimm (54)	2003	Attorney-at-Law – Member Glasser & Glasser P.L.C.

(1)	If prior to 1984, refers to the year in which the individual first became a director of the Bank. All present directors of the Company are also directors of the Bank. Mr. Chisman, Dr. Clark, Dr. Greene, Mr. Ishon, Mr. Shuford, Mrs. Thacker and Mr. Witt are also directors of the Trust Company.

None of the directors serve as directors of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

There are five family relationships among the directors and executive officers. Mr. Jordan is the father of Mr. Jordan, II, and the father-in-law of Mr. Ishon. Mr. Shuford, Sr. and Dr. Schappert are married to sisters. Mr. Shuford, Sr. is the father of Mr. Shuford, Jr. Dr. Clark is the father of Mrs. Thacker. The Board does not believe that these family relationships are material to an evaluation of the ability or integrity of these individuals. The Board is not aware of any involvement in legal proceedings by any of the Company’s directors or executive officers that would be material to an evaluation of the ability or integrity of any director or executive officer.

The Board of Directors recommends that stockholders vote “FOR” the individuals nominated above to serve as Directors.

Corporate Governance

The Board of Directors is elected by the Company’s stockholders; the Board, in turn, is the Company’s governing body, responsible for hiring, overseeing and evaluating management; management is charged with the day to day operations of the Company and its affiliates.

The Board’s primary responsibility is to provide oversight, counseling and direction to management in their efforts to fulfill the corporate strategy in maximizing opportunities, while addressing related business risks. The Board has delegated various responsibilities and authority to different Board committees, which include the Audit Committee, Directors Loan Committee, and Directors Loan Review Committee.

Management has been delegated the authority and responsibility for managing the Company’s lines of businesses in a manner consistent with the Company’s Strategic Plan and Code of Ethics, and in accordance with any specific plan, instructions or direction of the Board of Directors or one of the Board’s committees. The Chief Executive Officer and management are required to seek the advice and, in appropriate situation, the approval, of the Board with respect to extraordinary actions to be undertaken by the Company.

Board Committees and Attendance

The Board of Directors is comprised of a majority of “independent directors,” as defined by the listing standards of the NASDAQ Stock Market. Independent directors do not receive consulting, legal or other fees from the Company other than Board and committee compensation. Although companies affiliated with certain of these directors provide goods and services to the Company, the Board of Directors has determined in accordance with the NASDAQ listing standards that these independent directors have no relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors are Messrs. Bernd, Chisman, Evans, Harris, Morgan, Riddle, Witt, Zimm, Dr. Clark, Dr. Greene and Mrs. Thacker.

The Board reviews each director’s independence status on an annual basis to ensure compliance with NASDAQ listing standards.

In reviewing the independence of John B. Morgan, II, a Company Director, Management considered the relationship between the Company and Morgan - Marrow Insurance of which Mr. Morgan is President, which received fees of less than $270,000 for providing insurance for the Company’s subsidiaries in 2007. In reviewing the independence of director Melvin R. Zimm, the Board considered the relationship between the Company and the law firm of Glasser & Glasser, of which Mr. Zimm is a member, which law firm received fees of less than $11,000 for performance of legal services for one of the Company’s subsidiaries in 2007. In reviewing the independence of director Ellen Clark Thacker, the Board considered the relationship between the Company and BFI Waste Services, LLC, of which Mrs. Thacker was General Manager, which received fees of less than $16,000 for providing service for the Company’s subsidiaries in 2007. In each of these relationships, the Board determined that the relationship did not interfere with the director’s ability to act in an independent manner.

The Board of Directors of the Company has adopted an Insider Policy: Conflict of Interest/Code of Ethics (“Code of Ethics”) which details principles and responsibilities governing ethical conduct for all Company directors, officers, employees and principal stockholders. The Code of Ethics was most recently updated in July 2007 and was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

During 2007, there were 13 meetings of the Board of Directors of the Company. Each director attended at least 75% of all meetings of the Board and committees on which he/she served.

The independent directors also met in regularly scheduled executive sessions in March, June, September and December of 2007.

The Company has not adopted a formal policy on Board members’ attendance at its annual meetings of stockholders, although all Board members are invited and encouraged to attend and, historically, most have done so. All Board members attended the Company’s 2007 Annual Meeting of Stockholders.

The Board of Directors of the Company has standing Executive, Audit and Compensation Committees.

Executive Committee. Current members of the Executive Committee are Messrs. Shuford (Chairman), Harris, Morris and Dr. Greene and Mrs. Thacker. The Executive Committee serves in an advisory capacity, reviewing matters and making recommendations to the Board of Directors. The Executive Committee met four times in 2007.

Compensation Committee. The Compensation Committee consists of six non-employee directors, Mr. Morgan (Chairman), Dr. Clark, and Messrs. Bernd, Evans, Witt and Zimm. The Committee does not operate under a written charter. The Board of Directors has determined that the members of the Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act), with the exception of Mr. Morgan, “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules and the independence standards of the Company’s Corporate Governance Guidelines). In addition, no Committee member is a current or former employee of the Company or any subsidiary or affiliate. While the Committee members are not required to have certain qualifications or special knowledge, they have held/hold high-level management and employee supervisory positions in their respective fields that include duties relating to compensation of employees at multiple levels.

The Committee reviews and recommends compensation adjustments for all exempt employees (including senior management). The Committee submits its recommendations to the full Board for final approval. The Committee met two times in 2007. The dates, meeting times and agenda items for committee meetings are set in accordance with the subject matter to be discussed and are determined by the Committee Chairman and the Human Resources Director.

Audit Committee. Current members of the Audit Committee are Mrs. Thacker (Chairman), Messrs. Evans, Harris, Witt and Dr. Greene. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under the NASDAQ listing standards and applicable SEC regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication. The Board of Directors has also determined that Mr. Evans qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the Securities and Exchange Commission (the “SEC”), promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee assists the Board in its financial reporting oversight duties, internal controls, audit function, whistleblower policy, and other matters relating to corporate governance. The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the Company’s independent accountants. The Audit Committee reviews on a regular basis the work of the Company’s internal audit department. It also reviews and approves the scope and detail of the continuous audit program, which is conducted by the internal audit staff to protect against improper and unsound practices and to furnish adequate protection for all assets and records. During 2007, the Audit Committee met four times.

The Committee operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee Charter was attached as Appendix A to the Company’s proxy statement for its 2007 Annual Meeting of Stockholders. It has not been posted on the Company’s website.

Nominations. The Board of Directors does not have a standing nominating committee or nominating committee charter because it believes it can have an independent nominating process without a separate nominating committee. Pursuant to a resolution passed by the Board of Directors and consistent with NASDAQ Marketplace Rules, director nominees are selected and recommended for consideration to the full Board of Directors by a majority of the directors who are independent according to the NASDAQ listing standards. For this purpose, the following directors are independent: Messrs. Bernd, Chisman, Evans, Harris, Morgan, Riddle, Witt, Zimm, Dr. Clark, Dr. Greene and Mrs. Thacker.

In addition to recommending to the full Board whether or not current directors should be nominated for reelection, the independent directors also identify new candidates in the event of a vacancy on the Board. The independent directors identify potential director candidates from a variety of sources, including management, consultants and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. The independent directors evaluate the qualifications of candidates for membership to the Board of Directors. Following this evaluation process, candidates are selected by a majority of the independent directors to be recommended for nomination by the full Board of Directors. The full Board then selects nominees to recommend to the Company’s stockholders in the annual election process or appoints new directors to serve until the next annual election.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought to complement the existing Board composition. However, in making their nomination recommendations to the Board of Directors, the independent directors consider, among other things, an individual’s business experience, industry experience, financial background, geographic representation, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual. In addition, the independent directors seek director candidates that will result in the Board of Directors consisting of more than a majority of independent directors at all times.

While there are no formal procedures for stockholders to submit director candidate recommendations, the independent directors will consider candidates recommended in writing by stockholders entitled to vote in the election of directors. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such stockholder recommendations should be submitted to the attention of the Company’s Secretary at the Company’s principal office located at 1 West Mellen Street, Hampton, Virginia 23663; and must be received by January 1, 2009 in order to be considered by the independent directors for the next annual election of directors. Any director candidate recommended by a stockholder will be reviewed and considered by the independent directors in the same manner as all other director candidates based on the qualifications described above.

In addition, in accordance with the Company’s bylaws, any stockholder entitled to vote in the election of directors may nominate an individual for director. Any such stockholder nomination must be in writing and must include sufficient background information with respect to the nominee, including his or her name, address and principal occupation, sufficient identification of the nominating stockholder, including his or her name, address and principal occupation and a representation by the stockholder of his or her eligibility and intention to appear at the annual meeting (in person or by proxy) to nominate the individual specified in the notice, a description of any arrangements or understandings between the stockholder and the nominee or others regarding the nomination, an indication of the total number of shares expected to be voted for the nominee, and the nominee’s written consent to the nomination. Stockholder nominations must be received by the Company’s Secretary at the Company’s principal office in Hampton, Virginia, no later than February 4, 2009 for the 2009 Annual Meeting; provided, however, that such notice will not be required to be given more than 90 days prior to the 2009 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

Current members of the Compensation Committee are Messrs. Morgan (Chairman), Bernd, Evans, Witt, Zimm and Dr. Clark. No member of the Compensation Committee is or has been an officer or employee of the Company or any of its affiliates. Furthermore, none of the Company’s executive officers has served on the board of directors of any company of which a Compensation Committee member is an employee.

During 2007 and through the present time, there have been transactions between the Company’s banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features.

Mr. Morgan is the President of Morgan-Marrow Insurance, which provides insurance for the Company’s subsidiaries. During 2007, Morgan-Marrow Insurance received fees of approximately $270,000 from the Company or its subsidiaries for this service. The Board has determined that Mr. Morgan’s relationship does not interfere with his ability to act in an independent manner, and considers Mr. Morgan to be an independent director.

Stockholder Communications with the Board of Directors

The Company provides an informal process for stockholders to send communications to the Board of Directors. Stockholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Old Point Financial Corporation, Board of Directors, c/o Corporate Secretary, P.O. Box 3392, Hampton, Virginia 23663 or lmorris@oldpoint.com. Correspondence directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman of the Board.

Interest of Management in Certain Transactions

Some of the Company’s directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and commitments to lend to such individuals were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Pursuant to our written Insider Policy, all directors and executive officers (including our named executive officers), or NEOs who have any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company or the Bank, in an amount greater than $25,000 or aggregate business dealings with the Company or the Bank greater than $120,000 per calendar year are considered significant and must be submitted to the Board of Directors for approval. Directors and executive officers are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the proposed business is denied if the Board believes that the director’s or executive officer’s interest in such business could influence decisions relative to the Company’s business, or have the potential to adversely affect the Company’s business or the objective performance of the director’s function or executive officer’s work. The Board of Directors is responsible for overseeing compliance with the Insider Policy.

Mr. Morgan’s relationship with the Company, disclosed above under “Compensation Committee Interlocks and Insider Participation,” was approved by the Board of Directors pursuant to the Insider Policy.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this discussion, the “Committee”) of the Board of Directors has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s senior management is fair and reasonable.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) during 2007, as well as the other executive officers included in the Summary Compensation Table on page 17, are referred to as the “named executive officers” or “NEOs” . The Company’s senior management includes its NEOs.

General Philosophy

The Company compensates its senior management through a mix of base salary, bonus and, in some years, equity compensation, designed to retain executive talent and to align management’s incentives with the long-term interests of stockholders. The compensation setting process consists of establishing targeted overall compensation of each senior manager and then allocating that compensation among base salary and incentive compensation. At the officer level, the Committee designs the incentive compensation to reward company-wide performance through tying awards primarily to earnings, asset and deposit growth. Currently, the Committee does not tie individual performance to incentive compensation. Generally, the types of compensation and benefits provided to the Company’s senior management are intended to be similar to those provided to other executive officers in comparable institutions in the Southeast.

Board Process

Compensation adjustments and monetary awards to executive officers are recommended by the Committee for approval by the full Board of Directors, which makes the final decisions. Mr. Shuford and Mr. Morris, who both serve on the Board of Directors, are not present during deliberations or voting with respect to their compensation.

Generally, on its own initiative the Committee reviews the individual performance for Mr. Shuford, CEO (Company), Mr. Morris, President & CEO (Bank), and Mr. Jordan, II, President & CEO (Trust) and following discussions with those individuals, recommends their compensation levels to the full Board of Directors (excluding Mr. Shuford and Mr. Morris). For the remaining NEOs, the CEO, President & CEO (Bank), President & CEO (Trust) and Senior Vice President of Human Resources make recommendations to the Committee that generally, with minor adjustments, are accepted by the Committee and presented to the full Board of Directors for approval.

In years when it grants equity compensation to executive officers, the Committee recommends to the full Board of Directors stock option grants to the CEO based on the Committee’s evaluation of his performance and to other executive officers based on the recommendation of the CEO.

The Committee has not used a compensation consultant for establishing executive compensation.

Targeted Overall Compensation

To assist in establishing the aggregate level of compensation that the Company will pay, it utilizes a peer group analysis of the southeastern states, primarily the SNL Executive Compensation Review for banks and thrifts with assets greater than $400 million. Specifically, the (19) SEC reporting Banking Institutions in Virginia with assets ranging from $400 million to $1 billion are considered in the peer group. Generally, targeted overall compensation correlates to what these financial institutions would offer individuals to fill senior management positions with similar skills and backgrounds to those the Company employs. Additionally, total compensation is established relative to the Company’s performance and internal/external peer comparisons.

Based on the peer compensation analysis and review of Company and individual performance during 2006, the targeted overall compensation of the CEO in 2007 was established at $281,940. This level of compensation is below the compensation levels of the Company’s peer institutions. This has been the case for several years, and the Company is slowly closing this gap between the total compensation level, especially base salary, of its CEO and the total compensation levels of CEOs of peer institutions.

The Committee follows the same process with respect to establishing targeted overall compensation for the other NEOs. While the Committee considered the peer compensation analysis, the responsibilities of the Company’s NEOs vary widely and the direct comparisons are less helpful. Based upon the Committee’s review of the peer compensation analysis and review of Company and individual performance during 2006, the Committee sets the overall targeted compensation for the other NEOs at levels that are in the mid-range for positions among the peer group with similar scope of responsibility and required skill level.

Allocation Among Components

Under the Company’s 2007 compensation structure, which included equity compensation, the mix of base salary, bonus compensation and equity compensation is as follows:

	Typical Base Salary	Typical Bonus Target	Typical Equity Compensation
Chief Executive Officer	89.7%	9.9%	0.4%
President & CEO (Bank)	89.6%	9.9%	0.5%
President & CEO (Trust)	90.8%	8.6%	0.6%
Senior Vice Presidents	89.6%	9.9%	0.5%

In allocating compensation among base salary, annual bonus compensation and equity compensation, the Committee believes that the compensation of senior-most levels of management should begin with a base level. Bonus and equity compensation should be awarded based on Company performance. Base salaries generally represent a large portion of the executive officers’ total cash compensation and are considered to be average relative to the Company’s peer financial institutions. Base salaries are based on individual performance components.

The Committee believes that the top levels of management have the greatest ability to influence Company performance. Therefore, the Committee bases annual bonus compensation on Bank or Trust performance, as applicable. When the Bank’s or Trust’s performance is above budget, the top levels of management are rewarded. Likewise when the Bank’s or Trust’s performance does not meet expectations, the top levels of management receive a lower bonus. In 2007, the target bonus for the NEOs (excluding Mr. Jordan, II) was 11% of annual base salary. However, the Bank goals were not met and the bonuses actually paid for 2007 were 8% of base salary. In 2007, the target bonus for Mr. Jordan, President & CEO (Trust) was 9.50%. However, the Trust goals were exceeded and the bonus paid for 2007 was 12.50% of base salary.

In 2007, the overall compensation for executives included stock option awards. Prior to 2007, the Committee did not grant equity compensation to executive officers for several years. The Company has in place a stock option plan pursuant to which stock option awards can be granted and the Committee chose to resume granting stock options in 2007. Although the cost associated with offering equity compensation has increased due to financial reporting requirements outlined in the Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment”, the Committee granted options in an effort to retain executive talent within the organization. The stock option plan expired March 9, 2008 and has not yet been replaced.

Base Salaries

The Committee wants to provide senior management with a level of assured cash compensation in the form of base salary given their professional status and accomplishments. The Company has a compensation structure with salary ranges for management including the CEO and other senior managers. These ranges are based on peer compensation analysis discussed above. The last adjustments to the ranges were made in January 2005 in an effort to remain fair and reasonable within the Company’s marketplace. The structure is designed to recruit and retain qualified personnel and is reviewed on an annual basis by the Committee to determine if adjustments to the ranges are appropriate. For 2007, the base salary ranges used for setting salaries were $150 thousand to $300 thousand for the CEO and from $100 thousand to $300 thousand for the other NEOs.

Each February, the Committee recommends the base salary of the CEO within the established range to the Board of Directors. Within this range, the CEO’s base salary is determined using the peer compensation analysis in addition to the CEO’s individual and Company performance during the prior year. The base salary of the CEO as of March 1, 2007 was $254,000, which reflected a 4.1% increase in base salary from 2006. This increase reflected the Committee’s and the Board’s view that the CEO’s individual performance and Company performance, as well as the CEO’s base salary level in comparison to our peer institutions, warranted an increase. The performance goals evaluated include, but are not limited to return on average assets, return on average equity, net income, asset quality, and deposit and loan growth. The Committee also gave consideration to the expected future contributions of the executive, the executive’s length of service and standing within the local banking communities and general economic conditions.

For the executive officers other than the CEO, each February the Committee recommends the executive’s base salary within the established range to the Board of Directors, based on the recommendation of the CEO, President & CEO (Bank), President & CEO (Trust) and the Senior Vice President of Human Resources. The base salaries of the other executive officers are determined using the peer compensation analysis in addition to the officer’s individual performance during the prior year and the Company’s performance during the prior year, based on the same performance objectives discussed above with respect to the CEO.

Bonuses

The bonus incentive plan, which is sometimes referred to as the Executive Incentive Plan, is designed to motivate and reward participants for the achievement of fiscal year financial and non-financial objectives that directly contribute to the overall success of the Company. Non-commissioned exempt employees, except the CEO, hired no later than the last day of the prior year and employed through year-end of the current year are eligible to participate in the annual bonus incentive plan. This plan includes all of the Company’s NEOs except the CEO.

The target incentive award is the amount that the participant is eligible to receive if the combined, weighted performance against the plan objectives equals an overall achievement level. Separate goals and incentive awards are established under the plan for both the Bank and Trust, and are based on the operating budget. Depending upon the participant’s officer level in the Company for 2007, target incentive awards ranged from 2.25% to 11.00% (Bank) and 2.00% to 9.50% (Trust) of annualized base salary. All the NEOs, except the CEO, in 2007 were eligible for a bonus award equaling 11% (Bank) and 9.5% (Trust) of annualized base salary if all objectives were met. The CEO’s bonus award is determined in February after year-end so that the Committee can evaluate year-end results. The bonus awards for the other NEOs are determined before the end of the year and are based on actual year-to-date and estimated end-of-year performance of the established goals.

The bonus award for the CEO under the plan is both objectively and subjectively determined. The Committee considers the general performance of the Company in the prior year as well as the incentive award earned by the Executive Vice Presidents for the prior year to determine an appropriate bonus for the CEO. The Committee considers each of these factors but does not assign a specific value to any factor. For 2006 the CEO’s bonus was $11,100, which amounted to 4.59% of the CEO’s 2006 base salary.

As mentioned above, the Bank did not meet its goals under the bonus incentive plan in 2007. However, the Committee felt that the compensation granted to the CEO for 2007 performance should be based on past performance, and the possibility and potential for positive change in earnings for 2008. For 2007, the CEO’s bonus was $19,160, which amounted to 7.6% of the CEO’s 2007 salary and was paid in 2008.

The bonus awards under the bonus incentive plan for the Bank NEOs other than the CEO are objectively determined, based on achieving predetermined financial goals such as deposit, loan and income growth during the year. The Board of Directors has discretion to increase or decrease the award based on non-financial goal achievements. A list of various projects and the completion status is reviewed in November of each year. Based on the status of these projects to the goals established at the beginning of the year, the Board of Directors determines the non-financial goal achievement level. In 2007 this level was set at 80%. Because the Bank did not meet its goal under the bonus incentive plan in 2007, the bonus awards to the NEOs (Bank) equaled only 8% of their base salaries rather than the target bonus awards of 11% of base salary.

The bonus awards under the bonus incentive plan for the Trust covered the President & CEO (Trust). This plan is based on achieving predetermined financial goals such as market value growth of assets under management, after tax income and profit margin for the year. The Board of Directors has discretion to increase or decrease the award based on non-financial goal achievements. A list of various projects and the completion status is reviewed in November of each year. Based on the status of these projects to the goals established at the beginning of the year, the Board of Directors determines the non-financial goal achievement level. In 2007 this level was set at 84%. The Trust goals were exceeded under the bonus incentive plan in 2007, therefore, the bonus award to the named executive (Trust) equaled 12.50% of his base salary rather than the target bonus of 9.50% of base salary.

Equity Compensation

Historically, the primary form of equity compensation has been incentive stock options. The Company used stock options because of the favorable accounting treatment and the near universal expectation by employees in the industry that they would receive stock options. The Company had not issued stock options since August 2004 until October 2007. Beginning in 2006 the accounting treatment for stock options changed as a result of SFAS No. 123(R), making the accounting treatment of stock options less attractive to the Company; however, with the Committee’s approval, the Company issued stock options using a multi-year vesting approach which spread the financial impact to the Company over a five-year period.

Severance Pay

The Company does not have any employment contracts with our NEOs. Therefore, their severance pay is determined on a case-by-case basis by the Committee and the Board of Directors.

Perquisites and Other Compensation

None of the NEOs received perquisites or other personal benefits in excess of $10,000 in 2007.

The Committee reviews any perquisites that its CEO and the other NEOs may receive on an annual basis. In general, the Company does not provide its executives with many of the types of perquisites that other companies offer their executives, such as personal use of a company vehicle or vehicle allowances. In addition to the base salary and incentive compensation described above, the Company provides its NEOs with the same benefit package available to all of its salaried employees. This package includes:

•	Medical and dental insurance (portion of costs);

•	Medical/dependent care reimbursement plan;

•	Life insurance;

•	Short and Long-term disability insurance; and

•	Participation in the Company’s 401(k) plan, including the Company match.

Until September 30, 2006, the Company maintained a traditional defined benefit pension plan (the “Employee Retirement Plan”). However, since September 30, 2006, no new participants are being added to the plan, and the benefits under the plan for existing participants have been frozen. As a counterbalance, the Committee enhanced the 401(k) plan effective January 1, 2007. The Company provides an immediately vested safe harbor match of 100% up to 4% of an employee’s deferral contribution.

The Company also offers post-retirement life insurance benefits to senior management in the form of a split dollar plan. The Company owns the policy and cash values provide an annual return to the Company while providing a term insurance benefit to the individual employee. In 2002, the Committee recommended and approved a plan to provide pre- and post-retirement life insurance benefits to the senior officer group utilizing Bank Owned Life Insurance (BOLI) with a portion of the death benefit endorsed to the insured officer through a split dollar agreement. All the NEOs took advantage of this benefit upon eligibility. The amount endorsed equaled 300% of the current base salary, with the amount to increase 4% each year through termination or retirement. If the officer remained in the Bank’s employment through retirement, a post-retirement benefit equal to 50% of the benefit provided just prior to retirement will be provided.

Relocation Benefits

The Company does not have a policy providing relocation benefits.

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1 million that is paid to certain individuals. To date, the Company’s compensation practices have not caused this limit to be reached or exceeded.

Stock Ownership Guidelines

Although the Committee believes that significant levels of stock ownership will assist in retaining qualified and motivated executive officers, the Committee has not established stock ownership guidelines for any of its officers.

The following table summarizes the total compensation for the years ended December 31, 2007 and December 31, 2006 of the Company’s CEO, Executive Vice President and CFO (Bank), and each of the Company’s next three most highly compensated officers.

Summary Compensation Table

Fiscal 2006 & 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert F. Shuford, Chairman, President & CEO (Company)	2007	$252,000	$19,160	—	$1,211	$4,712	$29,971	$17,191	$324,245
	2006	$(1) 240,867	$11,100	—	—	$3,738	$12,467	$14,472	$282,644

Laurie D. Grabow EVP/CFO (Bank)	2007	$134,967	—	—	$760	$13,321	—	$8,352	$157,400
	2006	$124,000	—	—	—	$8,138	$9,421	$6,331	$147,890

Louis G. Morris, President & CEO (Bank)	2007	$208,333	—	—	$1,211	$20,562	—	$13,075	$243,181
	2006	$(1) 199,533	—	—	—	$13,017	$20,896	$10,332	$243,778

Margaret P. Causby, EVP/ RMO (Bank)	2007	$144,417	—	—	$760	$14,254	—	$9,325	$168,756
	2006	$140,583	—	—	—	$9,226	$7,610	$8,104	$165,523

Eugene M. Jordan, II President & CEO (Trust)	2007	$127,114	—	—	$760	$18,266	—	$7,977	$154,117

(1)	Robert F. Shuford and Louis G. Morris serve as inside directors. In 2006, $8,200 and $4,800 were added respectively to their base salary, to compensate them for their Board service in lieu of paying them separate Board fees in the future.
(2)	The amounts in this column reflect the dollar amount expensed for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS No. 123(R) for stock option awards pursuant to the 1998 Stock Option Plan.
(3)	Messrs. Morris, and Jordan and Messes. Causby and Grabow participate in the Company’s bonus incentive plan described in the Compensation Discussion and Analysis. The amounts reported in this column for these individuals represent non-equity incentive plan awards earned under the plan for 2006 and 2007, respectively. Mr. Shuford also participates in the bonus incentive plan, but his awards for 2006 and 2007 did not satisfy the criteria for a non-equity incentive plan award, so his bonus incentive plan awards for 2006 and 2007 are reported in the “bonus” column.
(4)	The amounts in this column reflect the change in the actuarial present value of the named executive officer’s benefits under the Employee Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in Note 12 to the Company’s audited financial statements for the years ended December 31, 2006 and 2007, and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. The Company does not offer any nonqualified deferred compensation plans.
(5)	Amounts shown in the “All Other Compensation” column are detailed in the chart below.

All Other Compensation – Fiscal 2007

Name	Perquisites and Other Personal Benefits (1)	Tax Gross-Ups and Reimbursements	Dividends Paid on Stock Awards	Discounted Securities Purchases	Payments/ Accruals on Termination Plans	Company Contributions to Defined Contribution Plans (2)	Company-Paid Life Insurance Premiums	Other
Robert F. Shuford	—	—	—	—	—	$14,786	$2,405	—

Laurie D. Grabow	—	—	—	—	—	$ 7,919	$ 433	—

Louis G. Morris	—	—	—	—	—	$12,224	$ 851	—

Margaret P. Causby	—	—	—	—	—	$ 8,474	$ 851	—

Eugene M. Jordan, II	—	—	—	—	—	$ 7,458	$ 519	—

(1)	None of the NEOs received perquisites or other personal benefits in excess of $10,000 in 2007.
(2)	Reflects 401(k) plan Company deferral match and a profit sharing contribution.

The following table summarizes certain information with respect to stock options granted to the NEOs in 2007 under the Company’s 1998 Stock Option Plan and non-equity incentive plan awards granted to the NEOs for 2007 under the Company’s annual bonus incentive plan, and reflects the amounts that could have been paid under each such award.

Grants of Plan-Based Awards

Fiscal 2007

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	($) Threshold	($) Target	($) Maximum	(#) Threshold	(#) Target	(#) Maximum
Robert F. Shuford	10/18/2007	—	—	—	—	—	—	—	4,980	$20.05	1,211

Laurie D. Grabow	10/18/2007	$ 6,748	$14,846	$31,042	—	—	—	—	3,125	$20.05	760

Louis G. Morris	10/18/2007	$10,417	$22,917	$47,917	—	—	—	—	4,980	$20.05	1,211

Margaret P. Causby	10/18/2007	$ 7,221	$15,886	$33,216	—	—	—	—	3,125	$20.05	760

Eugene M. Jordan, II	10/18/2007	$ 4,449	$12,076	$19,703	—	—	—	—	3,125	$20.05	760

(1)	Actual amounts earned are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. The annual bonus incentive plan is designed to motivate and reward participants for the achievement of fiscal year financial and non-financial objectives that directly contribute to the success of the Company. Participants are paid at the end of the year for that same year’s performance. The threshold is the amount received if 60% of the objectives are met. The target is the amount that the participant receives if all targeted achievements are met and the maximum is the amount received if all objectives are exceeded and reach the maximum level of performance allowed by the program’s design. Depending on the participant’s officer level in the Company, incentives ranged from 0% to 11% (Bank) and 0% to 9.5% (Trust) of annual base salary for 2007. All non-exempt employees are eligible for this program except Robert F. Shuford, CEO. The Compensation Committee recommends for Board approval a bonus amount based on the Company’s prior year’s performance and the prior year’s incentive bonus plan framework. Mr. Shuford was paid in 2008 for performance in 2007.
(2)	The amounts in this column represent the fair market value of the stock option awards on October 18, 2007, computed in accordance with SFAS No. 123(R). The closing price of the Company’s common stock was $20.05 on October 18, 2007. The fair value of each option granted in 2007 is estimated using the Black Scholes option pricing model with the following assumptions: dividend yield of 2.46%, expected volatility of 27.398%, risk-free interest rate of 4.47% and an expected option life of six and one-half years.

The following table includes certain information with respect to all unexercised options held by the NEOs at December 31, 2007. None of the NEOs held any unvested restricted stock at December 31, 2007.

Outstanding Equity Awards at 2007 Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert F. Shuford		4,980	—	$20.05	10/18/2017	—	—	—	—
	14,062			$22.33	6/30/2008
	7,500			$12.91	8/13/2011
	4,125			$23.83	8/9/2014

Laurie D. Grabow		3,125	—	$20.05	10/18/2017	—	—	—	—
	2,456			$22.33	6/30/2008
	3,125			$23.83	8/9/2014

Louis G. Morris		4,980	—	$20.05	10/18/2017	—	—	—	—
	9,375			$22.33	6/30/2008
	7,500			$ 9.81	9/11/2010
	7,020			$12.91	8/13/2011
	4,125			$23.83	8/9/2014

Margaret P. Causby		3,125	—	$20.05	10/18/2017	—	—	—	—
	9,375			$22.33	6/30/2008
	4,687			$12.91	8/13/2011
	3,125			$23.83	8/9/2014

Eugene M. Jordan, II		3,125	—	$20.05	10/18/2017	—	—	—	—
	3,125			$23.83	8/9/2014

(1)	All outstanding options with expiration dates on or before August 9, 2014 are fully vested. Options expiring on October 18, 2017 are vested equally over a five year period beginning October 18, 2008 and will be fully vested on October 18, 2012.

The following table summarizes certain information with respect to options that were exercised by the NEOs during 2007. None of our NEOs held restricted stock that vested during 2007.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert F. Shuford	1,971	$24,759	—	—

Laurie D. Grabow	—	—	—	—

Louis G. Morris	3,645	$47,947	—	—

Margaret P. Causby	—	—	—	—

Eugene M. Jordan, II	—	—	—	—

(1)	Value realized is the gross number of options exercised multiplied by difference between the closing market price of the Company’s common stock on the date of exercise and the exercise price. Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2007 with respect to certain compensation plans under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders (1)	363,041	$18.99	111,070 (2)
Equity compensation plans not approved by stockholders	—	—	—
Total	363,041	$18.99	111,070

(1)	These plans consist of the 1989 Stock Option Plan and the 1998 Stock Option Plan.
(2)	Includes zero shares available to be granted in the form of options under the 1989 Stock Option Plan, and 111,070 shares available to be granted in the form of options under the 1998 Stock Option Plan. The 1998 Stock Option Plan expired on March 9, 2008, and no further awards may be granted under the plan.

The following table shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO under the Employee Retirement Plan, which is described in more detail in the “Compensation Discussion and Analysis.”

The Employee Retirement Plan, which covers substantially all full-time employees of the Company and its subsidiaries who had completed one year of service as of September 30, 2006. This plan was frozen as of September 30, 2006. The present value of the accumulated benefit is the value that the officer will receive at retirement or termination of the plan whichever comes first. A participant’s monthly retirement benefit (if he or she has 25 years of benefit service at his normal retirement date) is 20% of his final five-year’s average salary plus 15% of final five-year’s average salary in excess of the participant’s Social Security Covered Pay. The Social Security Covered Pay is the average pay of the calendar year prior to the year the participant attains his Social Security Retirement Age. If the participant has less than 25 years of benefit service at his normal retirement date, the participant’s monthly retirement benefit will be actuarially reduced by 1/25 for each year of benefit service less than 25 years. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

Pension Benefits

Fiscal 2007

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Robert F. Shuford	Employee Retirement Plan	42	$703,977	—

Laurie D. Grabow	Employee Retirement Plan	21	$ 87,108	—

Louis G. Morris	Employee Retirement Plan	24	$208,933	—

Margaret P. Causby	Employee Retirement Plan	38	$228,465	—

Eugene M. Jordan, II	Employee Retirement Plan	4	$ 19,615	—

(1)	The amounts in this column reflect the actuarial present value of the NEOs under the Employee Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in Note 12 to the Company’s audited financial statements for the year ended December 31, 2006 and 2007, and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

Nonqualified Deferred Compensation

The Company does not offer any nonqualified deferred compensation plans.

Potential Payments upon Termination or Change-in-Control

The Company has not entered into employment or change-in-control agreements with any of its executive officers. Therefore, the only payments upon termination that the NEOs would have received, assuming a termination as of December 31, 2007, would have been salary earned through December 31, 2007 and any vested 401(k) Plan or Employee Retirement Plan payouts, which payments would not have been increased or accelerated due to the termination.

The following table provides compensation information for the year ended December 31, 2007 for each non-employee member of the Company’s Board of Directors.

Director Compensation

Fiscal 2007

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2) (3) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David L. Bernd	$10,817	—	$343	—	—	—	$11,160

James Reade Chisman	$15,350	—	$343	—	—	—	$15,693

Dr. Richard F. Clark	$21,350	—	$343	—	—	—	$21,693

Russell Smith Evans, Jr.	$18,000	—	$343	—	—	—	$18,343

Dr. Arthur D. Greene	$17,050	—	$343	—	—	—	$17,393

Stephen D. Harris	$15,900	—	$343	—	—	—	$16,243

John Cabot Ishon	$23,333	—	$343	—	—	—	$23,676

Eugene M. Jordan, II	$13,950	—	$343	—	—	—	$14,293

John B. Morgan, II	$15,400	—	$343	—	—	—	$15,743

Robert L. Riddle	$21,800	—	$343	—	—	—	$22,143

Dr. H. Robert Schappert	$16,050	—	$343	—	—	—	$16,393

Ellen Clark Thacker	$20,300	—	$343	—	—	—	$20,643

Joseph R. Witt	$12,817	—	$343	—	—	—	$13,160

Melvin R. Zimm	$15,450	—	$343	—	—	—	$15,793

(1)	Robert F. Shuford, Sr., the Company’s CEO, and Louis G. Morris, the Bank’s President and CEO, are not included in this table as they are employees of the Company and the Bank. Their compensation, including any compensation for Board service, is reported in the Summary Compensation Table on page 17.
(2)	As of December 31, 2007, each director had the following number of stock options outstanding: Shuford - 30,667; Bernd - 1,250; Chisman - 2,500; Clark - 8,125; Evans - 8,125; Greene - 8,125; Harris - 8,125; Ishon - 8,125; Jordan - 2,500; Morgan - 4,375; Morris - 33,000; Riddle - 1,250; Schappert - 4,375; Thacker - 2,500; Witt - 1,250; and Zimm - 2,500.

(3)	The grant date fair value of each option awarded to directors for 2007 computed in accordance with SFAS No. 123(R), was $5.481 per share or $6,851.25 per director. The fair value of each option granted in 2007 is estimated using the Black Scholes option pricing model with the following assumptions: dividend yield of 2.46%, expected volatility of 27.398%, risk-free interest rate of 4.47% and an expected option life of six and one-half years.
(4)	The amounts in this column reflect the dollar amount expensed for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS No. 123(R) for stock option awards pursuant to the 1998 Stock Option Plan.

The fees paid in cash were for non-employee director attendance at Board meetings and committee meetings. In addition, each non-employee director was paid an annual retainer fee. Non-employee directors of the Bank and Trust Company receive $400 and $250, respectively, for each Board meeting they attended. The non-employee directors of the Bank and Trust Company received $150 for each committee meeting they attended. In addition, non-employee directors of the Bank and Trust Company were paid an annual retainer fee of $8,000 and $3,000, respectively, except that directors serving on the Bank board who also served on the Trust Company board received an additional $1,000 instead of $3,000 annual retainer for serving on the Trust Company board. In addition, the chairman of the Audit Committee received an additional $2,000 annual retainer. Non-employee directors were eligible to receive awards of non-qualified stock options under the Company’s 1998 Stock Option Plan, although the 1998 Stock Option Plan expired on March 9, 2008, and no further awards may be granted under the plan. Each non-employee director received a grant of 1,250 non-qualified stock options under the plan in 2007. The Company also pays for all directors and their spouses to attend Board seminars. The Executive Committee discusses Board compensation on an annual basis based on an informal survey of board compensation paid by peer financial institutions. Any recommendations by the Executive Committee are presented to the full Board for approval.

Prior to March 2006, directors who are employees of the Company or its subsidiaries received the stated fees for attendance at Board meetings, but did not receive any fees for committee meetings and did not receive annual retainer fees. Effective March 2006, Mr. Shuford, Sr. and Mr. Morris each received an increase to base salary in lieu of receiving payment for any future Board meetings or other Board service.

Compensation Committee Report

Following the drafting of the Compensation Discussion and Analysis Report (CD&A), the Compensation Committee reviewed and discussed the final CD&A with management during the Committee meeting held in January 2008. Based on such review and discussions, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement at the February 2008 meeting.

Compensation Committee

John B. Morgan, II (Chairman)

David L. Bernd

Dr. Richard F. Clark

Russell Smith Evans, Jr.

Joseph R. Witt

Melvin R. Zimm

Report of the Audit Committee

The Audit Committee of the Board of Directors (for purposes of this report, the “Committee”) is composed of five non-employee directors, each of whom satisfies the requirements of FDICIA for Audit Committee members and the independence requirements of the SEC and the NASDAQ Stock Market’s listing standards. In addition, the Board of Directors has also determined that Mr. Evans qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for issuing a report thereon. The Committee monitors and oversees these processes and has sole responsibility for the appointment, compensation and evaluation of the Company’s independent accountants.

In this context, the Committee met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee also discussed with management, the independent accountants and the Company’s internal auditors the adequacy of the Company’s system of internal controls.

The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including their judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material terms that have been discussed with management of the Company; and other material written communication between the independent accountants and the management of the Company, such as any management letter or schedule of unadjusted differences.

The Company’s independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

The Committee also discussed with the Company’s internal auditors and independent accountants the overall scope and plans for their respective audits. The Committee met with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and the independent accountants and the Committee’s review of the representation of management and the written disclosures and report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Audit Committee

Ellen Clark Thacker (Chairman)

Russell Smith Evans, Jr.

Dr. Arthur D. Greene

Stephen D. Harris

Joseph R. Witt

Independent Registered Public Accountants

Yount, Hyde & Barbour, P.C. rendered audit services to the Company during the fiscal year ended December 31, 2007. The Audit Committee has selected Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accountants for the current fiscal year ending December 31, 2008. A representative of Yount, Hyde & Barbour, P.C. will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from stockholders.

Principal Accounting Fees

The following table presents the fees for professional audit services rendered by Yount, Hyde & Barbour, P.C., for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and 2006, as well as fees billed for other services rendered by Yount, Hyde & Barbour, P.C. during 2007 and 2006.

	Years Ended December 31,
	2007	2006
Audit fees [1]	$122,100	$113,025
Audit-related fees [2]	7,500	5,000
Tax fees [3]	7,200	6,650
All other fees	0	0

Total fees	$136,800	$124,675

(1)	Audit fees consist of audit and review services, consents, report on internal control over financial reporting and review of documents filed with the SEC.
(2)	Audit-related fees consist of pre-approved consultation concerning financial accounting and reporting standards.
(3)	Tax fees consist of preparation of federal and state income tax returns and consultation regarding tax compliance issues.

The Audit Committee considers the provision of all of the above services to be compatible with maintaining the independence of the Company’s independent accountants, Yount, Hyde & Barbour, P.C.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. As part of this responsibility, the Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provision of such services does not impair the accountants’ independence. The Audit Committee has adopted, and the Board of Directors has ratified, an Audit Committee Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditors may be pre-approved. The Audit Committee has delegated interim pre-approval authority to Mrs. Thacker, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountants to management.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers, and 10% beneficial owners of the Company’s common stock to file reports concerning their ownership of common stock. The Company believes that its officers, directors and 10% beneficial owners complied with all filing requirements under Section 16(a) during 2007, with the exception that each of the Company’s officers and directors filed one late Form 4 to report an award of stock options in October 2007.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

In accordance with the bylaws of the Company as currently in effect, the 2009 Annual Meeting of Stockholders will be held on April 28, 2009.

If any stockholder intends to propose a matter for consideration at the Company’s 2009 Annual Meeting (other than a director nomination), notice of the proposal must be received in writing by the Company’s Secretary by February 4, 2009. If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2009 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Hampton, Virginia, on or before November 21, 2008.

In addition, the proxy solicited by the Board of Directors for the 2009 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at the meeting if the Company has not received notice of such proposal by February 4, 2009, in writing delivered to the Company’s Secretary.

OTHER MATTERS

As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than proposal 1 referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Louis G. Morris
Louis G. Morris
Secretary to the Board

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2007, will be furnished without charge to stockholders upon written request directed to:

Laurie D. Grabow

Executive Vice President/Finance

The Old Point National Bank of Phoebus

1 West Mellen Street

Hampton, Virginia 23663

(757) 728-1251

The Company’s Annual Report on Form 10-K (including exhibits) can also be viewed on the Investor Relations link on the Company’s Internet website at http://www.oldpoint.com.

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Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the

two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE

TITLE BAR.

Proxies submitted by the Internet or telephone must be

received by 6:00 p.m., EDT, on April 22, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:					Ê
	01 - James Reade Chrisman	02 - Dr. Richard F. Clark	03 - Russell S. Evans, Jr.	04 - Dr. Arthur D. Greene
	05 - Stephen D. Harris	06 - John Cabot Ishon	07 - Eugene M. Jordan	08 - John B. Morgan, II
	09 - Louis G. Morris	10 - Robert L. Riddle	11 - Ellen Clark Thacker	12 - Dr. H. Robert Schappert
	13 - Robert F. Shuford	14 - Melvin R. Zimm	15 - David L. Bernd	16 - Joseph R. Witt

☐	Mark here to vote FOR all nominees
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CUMULATIVE VOTING: If you wish to vote shares cumulatively, indicate before the name of each nominee the number of votes you desire to cast for that nominee. See page 1 of the Proxy Statement for an explanation of cumulative voting.

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¢	C 1234567890 J N T 1 U P X 0 1 2 2 2 6 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                         00UD4D

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — OLD POINT FINANCIAL CORPORATION

P.O. BOX 3392, HAMPTON, VIRGINIA 23663

PROXY CARD FOR

ANNUAL MEETING OF SHAREHOLDERS

APRIL 22, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Richard S. vonSchilling and William L. Wood, as Proxies, each with full power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of voting common stock, $5.00 par value, of Old Point Financial Corporation held of record by the undersigned on February 13, 2008 at the Annual Meeting of Shareholders, to be held on April 22, 2008, and at any and all adjournments thereof.

This proxy will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted FOR Election of Directors.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment(s) thereof.